Exhibit 10.1

Supplementary Agreement to

Equity Transfer Agreement

The transferor (hereinafter referred to as the “Party A”):

Party A 1: Yunnan Sheng Shengyuan Technology Co., Ltd

Credit code: 91530112MA6K7D6E27

Contact information: 0871-65368255

Party A 2: Chen Yun

ID number: 532233197806301917

Contact information: 13987695864

The transferee (hereinafter referred to as “Party B”):

Party B: Hong Kong Aixin International Group Co., Ltd

Contact information: 15183310999

Address: Aixin Shangyan Hotel, No.3, Shuguang Road, Jinniu District, Chengdu City, Sichuan Province

Target Company: Yunnan Runcangsheng Technology Co., Ltd.

WHEREAS Part A and Party B entered into an Equity Transfer Agreement dated July 19, 2022, in which Party A 1 and Party A 2 agreed to sell to Party B and Party B agreed to purchase from Party A 1 and Party A 2 all of the outstanding shares of the capital stock of Yunnan Runcangsheng Technology Co., Ltd. (the “Target”) for the consideration and on the terms and conditions set forth in the Equity Transfer Agreement;

WHEREAS, among the conditions to closing the transaction were the completion of an audit of the financial statements of the Target Company and the completion of the industrial and commercial change and registration of equity and legal representative (the “Change and Registration”); and

WHEREAS, the audit of the financial statements of the Target, though now completed, and the completion of the Change and Registration, have been materially delayed due to actions taken by the government and the Parties in response to the COVID-19 pandemic, and Party B has assumed effective operating control of the Target Company and the parties desire to consider the transfer of the equity of the Target Company to have been completed as of immediately prior to the close of business on September 30, 2022.

In accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, voluntary, integrity and friendship, have reached an agreement on the closing of the transfer of equity to Party B and for the continued involvement of Party A-1 in the operation of the business of the Company, for all parties to trust.

Article 1 Waiver of Conditions

1.	Party B hereby waives the condition that the Change and Registration be completed prior to closing the transfer of the equity of the Target Company.

2.	Party A 1 and Party A 2 acknowledge that Party B has assumed and is entitled to remain in control of the operations of the Target Company. The Parties further agree that all benefits and burdens, profits and losses arising out of the business of the Target Company and the ownership of the equity of the Target Company from and after the close of business on September 30, 2022, shall be for the account of Party B. For the avoidance of doubt, Party A 1 and Party A 2 acknowledge that Party B is the beneficial owner of all of the equity of the Target Company as of September 30, 2022.

3.	Party A and Party B shall cooperate and exercise their best efforts to complete the Change and Registration as soon as reasonably practicable after the date hereof.

4.	Party A confirms that as the beneficial owner of the equity of the Target Company Party B is entitled to and it has irrevocably granted to Party B the right to, operate the Target Company along with the right to exercise all rights and authority with respect to the equity of the Target Company, including the right to appoint the Board of Directors and management of the Target Company and to transfer the equity of the Target Company to a third party for such amount as Party B shall deem appropriate. Upon request, Party A 1 and Party A 2 shall each execute and deliver to Party B a Power of Attorney to evidence the grant of authority contained in this paragraph along with stock powers or such other instruments as are necessary to confirm that Party B is the owner of the equity of all of the outstanding equity of the Target Company.

5.	Party A and Party B unanimously confirm that Party B shall pay to Party A the balance of RMB 39782600.00 due pursuant to the Equity Transfer Agreement within 10 working days after Party A and Party B complete the relevant formalities of the Change and Registration on a basis consistent with the results of the audit of the financial statements of the Target Company.

6.	Any party that fails to perform the above provisions of this Supplementary Agreement shall be liable in accordance with the relevant breach liability provisions of the Original Agreement.

7.	This supplementary agreement is an integral part of the original agreement and has the same legal effect as the Original Agreement.

(No text below)

(signature page follows)

(Signature Page to Supplementary Agreement)

Party A 1 (seal):	Yunnan Sheng Shengyuan Technology Co., Ltd.
Party A 1 (signature):

	By:	/s/ Jiou Hui Liang

Signing Time: September 30, 2022

Party A 2 (signature): __		/s/ Chen Yun
Signing Time: September 30, 2022

Party B (seal):	Hong Kong Aixin International Group Co., Ltd.
Party B (Signature):

	By:	/s/ Quanzhong Lin

Signing Time: September 30, 2022